UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	66-0323724
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 South River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.—Entry into a Material Definitive Agreement.

Amendments to Revolving Credit Facility.  Effective June 11, 2009, Schawk, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Company’s Credit Agreement, as amended, dated as of January 25, 2005, among the Company, the lenders party thereto, and JPMorgan Chase Bank, National Association, on behalf of itself and as agent (as previously amended, the “Credit Agreement”).  Pursuant to the Amendment, the material terms of the Credit Agreement have been amended to:

•	reduce the size of the Company’s revolving credit facility by $32.5 million, from $115.0 million (expandable to $125.0 million) to $82.5 million;

•	after the payment of $2.6 million on or before September 30, 2009, further reduce the size of the Company’s revolving credit facility to $80.0 million;

•	increase the Company’s maximum permitted cash-flow leverage ratio from 3.25 to 5.00 for the first quarter of 2009, decreasing to 3.00 in the fourth quarter of 2009 and thereafter;

•
amend the credit facility’s pricing terms, including increasing the interest rate margin applicable on the revolving credit facility indebtedness to a variable rate of LIBOR plus 300 to 450 basis points (“bps”), depending on the cash-flow leverage ratio, and set the minimum LIBOR at 2.0 percent;

•	increase the unused revolver commitment fee rate to 50 bps per year;

•	reset the Company’s minimum quarterly fixed charge coverage ratio;

•
prohibit the Company from repurchasing its shares without lender consent and restrict future dividend payments by the Company (beginning with the first dividend declared after March 2009) to an aggregate $0.3 million per fiscal quarter, or approximately $.01 per share based on the number of shares of common stock currently outstanding;

•	require the Company to obtain lender approval of any acquisitions;

•	revise the Company’s minimum consolidated net worth covenant to be based on 90 percent of the Company’s consolidated net worth as of March 31, 2009;

•	reduce the amount of the Company’s permitted capital expenditures to $17.5 million, from $25.0 million, during any fiscal year; and

•
provide a waiver for any noncompliance with certain financial covenants, as well as with covenants relating to (i) the reduction of indebtedness within prescribed time periods using the proceeds of a previously completed asset sale, (ii) the payment of dividends, and (iii) the delivery of the Company’s annual and quarterly financial statements for the periods ended December 31, 2008 and March 31, 2009, respectively, within prescribed time periods.

In connection with the Amendment, $7.9 million of the outstanding revolving credit balance at December 31, 2008 was paid at closing.  In addition, all amounts due under the credit facility (and the outstanding senior notes described below) are now secured through liens on substantially all of the Company’s and its domestic subsidiaries’ personal property.

The foregoing summary of the principal provisions of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 and incorporated herein by reference.

Amendments to Note Purchase Agreements.  Effective June 11, 2009, the Company entered into the First Amendment to Note Purchase and Private Shelf Agreement, dated as of January 28, 2005, with the noteholders party thereto (the “Prudential Note Amendment”).  Pursuant to the Note Purchase and Private Shelf Agreement, the Company originally sold $50 million in a series of three senior notes in January 2005.  Pursuant to the Prudential Note Amendment, $5.2 million of the combined principal of the three notes was paid at closing and $1.8 million will be paid on or before September 30, 2009, with the payments being applied on a pro rata basis to reduce the notes’ original maturity amounts.  Under the revised payment schedule, $8.6 million will mature in 2010, and $17.2 million will mature in both 2011 and 2012.  Additionally as amended, the first, second and third notes will bear interest at 8.81 percent, 8.99 percent and 9.17 percent, respectively, which reflects a 400 basis point increase in the interest rate payable on each series of notes.

Effective June 11, 2009, the Company entered into the Second Amendment to the Note Purchase Agreement, dated as of December 23, 2003, with the noteholders party thereto (the “Mass Mutual Note Amendment”).  Pursuant to the Note Purchase Agreement, the Company originally sold an aggregate $25 million in senior notes in two tranches, Tranche A and Tranche B.  Pursuant to the Mass Mutual Note Amendment, $1.9 million of the combined principal of the two notes was paid at closing and $0.6 million will be paid on or before September 30, 2009, with the payments being applied on a pro rata basis to reduce the original installment amounts of the notes.  Under the amended terms, the remaining balance of the Tranche A note will be payable in annual installments of $1.8 million from 2009 to 2013, and the remaining balance of the Tranche B note will be payable in annual installments of $1.2 million from 2010 to 2014, provided that upon the Company obtaining a consolidated leverage ratio of 2.75 to 1 and the refinancing of the Company’s revolving credit facility, principal installments due under the notes will return to pre-2009 amendment levels ($2.1 million on each December 31 and $1.4 million on each April 1).  As amended, the Tranche A and Tranche B notes bear interest at 8.90 percent and 8.98 percent, respectively, which reflects a 400 basis point increase in the interest rate payable on each tranche of notes.

As part of the amendments to the Company’s debt agreements described above, the Prudential Note Amendment and the Mass Mutual Note Amendment each amended the related note purchase agreement to include financial and other covenants that are the same as or substantially equivalent to the revised covenants under the amended Credit Agreement described above.

The foregoing summaries of the principal provisions of the Prudential Note Amendment and the Mass Mutual Note Amendment do not purport to be complete and are qualified in their entirety by reference to the amendments, which are attached as Exhibits 10.2 and 10.3 and incorporated herein by reference.

The Company makes no prediction as to its ability to comply in the future with the covenants in its amended debt instruments.  The Company’s ability to meet the financial ratios and tests in such covenants may be affected by a number of events, including events beyond the Company’s control, and the Company may not be able to continue to meet those ratios and tests.  Reference is made to the disclosures contained in the Company’s Form 10-K for the fiscal year ended December 31, 2008 (the “2008 10-K”) and the periodic reports filed with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s 2008 10-K.

Item 2.02.—Results of Operations and Financial Condition.

On June 11, 2009, Schawk, Inc. (the “Company”) announced earnings results for the quarter and year ended December 31, 2008.  Attached as Exhibit 99.1 is a copy of the press release relating to the Company’s earnings results, which is incorporated herein by reference.

Item 2.03.—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Amendment, the Prudential Note Amendment and the Mass Mutual Note Amendment contained in Item 1.01 of this Form 8-K is incorporated by reference herein.

Item 9.01—Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1—Amendment No. 2 to Credit Agreement dated as of June 11, 2009

Exhibit 10.2—First Amendment to Note Purchase and Private Shelf Agreement dated as of June 11, 2009

Exhibit 10.3—Second Amendment to Note Purchase Agreement dated as of June 11, 2009

Exhibit 99.1—Press release dated June 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: June 11, 2009	By:	/s/Timothy J. Cunningham
Timothy J. Cunningham
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.1	Amendment No. 2 to Credit Agreement dated as of June 11, 2009
10.2	First Amendment to Note Purchase and Private Shelf Agreement dated as of June 11, 2009
10.3	Second Amendment to Note Purchase Agreement dated as of June 11, 2009
99.1	Press release dated June 11, 2009